Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT,  dated as of February 3, 1999, among:
(a) ADVANCED COMMUNICATION SYSTEMS, INC., ADVANCED MANAGEMENT, INC., INTEGRATED SYSTEMS CONTROL, INC., RF MICROSYSTEMS, INC. and SEMCOR, INC. (together with any other Person that has become a borrower hereto as provided herein, collectively, the "Borrowers" and individually, each a "Borrower");
(b) the banks and other financial institutions from time to time parties to this Agreement (the "Lenders"); and
(c) NATIONSBANK, N.A., as agent (in such capacity, the "Agent") for the Lenders hereunder.

                                   WITNESSETH:
                  WHEREAS, the Borrowers, the Lenders and the Agent are parties to the Credit Agreement dated as of February 17, 1998 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Credit Agreement");
                  WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated in its entirety and the Lenders have agreed (subject to the terms of this Agreement) to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, it being the intention of the parties hereto that any loans and extensions of credit under the Existing Credit Agreement shall not be deemed repaid or canceled hereby, but shall be deemed to be continued as loans and extensions of credit hereunder;

                  NOW,  THEREFORE,  in  consideration  of the  premises  and the mutual covenants contained herein, the parties hereto hereby agree as follows:
SECTION 1.        DEFINITIONS
1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
"Acquired Business": any Person, or a business unit or other asset group of a Person, that has been acquired by ACS Inc. or its Subsidiaries in a manner permitted hereunder. "Additional Borrower": as defined in subsection 7.12(c). "ACS Inc." Advanced Communication Systems, Inc., a Delaware corporation of which each other Borrower is directly or indirectly a wholly owned Subsidiary. "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
"Agent":  as defined in the preamble to this Agreement.
"Aggregate Outstanding Extensions of Credit": as to any Lender, at any time, its Facility A Aggregate Extensions of Credit and/or its Facility B Aggregate Extensions of Credit, as the context may require.
"Agreement":   this  Amended  and  Restated   Credit   Agreement,   as  amended,
supplemented or otherwise modified from time to time. "AMI": Advanced Management, Inc., a Virginia corporation.
"AMI Stock Purchase Agreement": the Stock Purchase Agreement between ACS Inc. and John Lin, effective as of January 31, 1998
"Applicable Margin": for each Type of Loan outstanding under each Facility, the rate per annum set forth below opposite the quarterly ratio of Borrowers'
     (a) Debt to (b) EBITDA: for Facility A:
         Debt/EBITDA                     Prime                      Eurodollar
           > 3.50                          0%                         2.20%
      < 3.50 but >2.50                     0%                         2.00%
      -
      < 2.50 but >2.00                     0%                         1.65%
      -
           < 2.00                          0%                         1.25%
           -

             for Facility B and Swing Line Facility:
         Debt/EBITDA                     Prime                      Eurodollar
           > 3.50                          0%                         2.45%
        < 3.50 > 2.50                      0%                         2.25%
        -
        < 2.50 > 2.00                      0%                         1.90%
        -
           < 2.00                          0%                         1.50%
           -

The Applicable Margin shall, in each case, be determined and adjusted quarterly on the date that is the first (1st) Business Day of the month immediately following the date by which the Borrowers' are required to provide quarterly financial information in accordance with the provisions of subsection 7.1(b) (each, an "Interest Determination Date") provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(b) and the related certificates required pursuant to 7.2 (b) are not delivered when due, then, during the period from the date upon which such financial statements are required to be delivered until one (1) Business Day following the date upon which they actually are delivered, the highest rate shall be determined to be in effect for the purposes of determining Applicable Margins during such period. Such Applicable Margins shall be effective from such Interest Determination Date until the next such Interest Determination Date. Notwithstanding the foregoing, the initial Applicable Margin shall be determined as if the ratio of the Borrowers' (a) Debt to (b) EBITDA is greater than 3.50. "Application": an application, in such form as the relevant Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.
"Assignee":  as defined in subsection 11.8(c).
"Available Facility A Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the lesser of (i) Facility A Commitment and (ii) the Lender's Facility A Commitment Percentage of the Loan Value minus (b) the Facility A Aggregate Outstanding Extensions of Credit of such Lender. "Available Facility B Commitment": as to any Lender at any time, an amount equal to the excess, if any, of the Facility B Commitment minus the Facility B Aggregate Outstanding Extensions of Credit of such Lender. "Bank Default": means (i) the refusal (which has not been retracted) of a Lender (other than a Swing Line Lender) to make available an amount equal to its Lender's Commitment Percentage of any borrowing or its Lender's Commitment Percentage of any L/C Participation or (ii) a Lender (other than a Swing Line Lender) having notified the Agent and/or the Borrowers that such Lender (other than a Swing Line Lender) does not intend to comply with the obligations under subsections 2.1(a) or 2.1(b), in the case of either (i) or (ii) above including as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority. "Borrowing Base Certificate": a certificate in form and substance similar to the form of Exhibit E hereto, duly completed and certified by a Responsible Officer of ACS Inc.
"Business":  as defined in subsection 5.16(a).
"Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close; provided that, with respect to matters relating to Eurodollar Loans, the term "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in London, England are authorized or required by law to close. "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing. "Cash Equivalents": (a) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one (1) year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank or investment bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to securities issued or fully guaranteed or insured by the United States Government or any agency thereof, (d) commercial paper issued in the United States which is rated at least A-2 by S&P or P-2 by Moody's, (e) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government are rated at least A by S&P or A by Moody's, (f) securities with maturities of one
(1) year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest substantially exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition. "Change in Control":
(a) the failure of ACS Inc. to continue to own, directly or indirectly, free and clear of all Liens except for Liens in favor of the Agent, one hundred percent (100%) of the Capital Stock of the Subsidiaries or (b) (i) any Person shall have acquired beneficial ownership of twenty percent (20%) or more of any outstanding Capital Stock having ordinary voting power in the election of directors of ACS Inc. or (ii) the Board of Directors of ACS Inc. shall not consist of a majority of Continuing Directors. "Closing Date": the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied but in any event no later than February 3, 1999.
"Code": the Internal Revenue Code of 1986, as amended from time to time. "Collateral": all assets of the Loan Parties (including but not limited to the following tangible and intangible assets of each Borrower and any of its
Subsidiaries: accounts receivable, chattel paper, inventory, fixed assets, equipment, investments and general intangibles), now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document. "Commercial Letter of Credit": as defined in subsection 3.1(b)(i)(B). "Commitment": as to any Lender, its Facility A Commitment, its Facility B Commitment or its Swing Line Commitment, as the context shall require; collectively the "Commitments". "Commitment Fee": with respect to the Commitments, for any period, a fee equal to the result of (a) the average daily amount of the Commitments during such period less the average daily balance of the Aggregate Outstanding Extensions of Credit for all Lenders during such period, multiplied by (b) the applicable per annum rate set forth below opposite from the ratio of the Borrowers' (a) Debt to (b) EBITDA, provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1 and the related certificates required pursuant to subsection 8.2 are not delivered when due, then, during the period from the date upon which such financial statements were required to be delivered until (1) Business Day following the date upon which they actually are delivered, the highest fee shall be determined to be in effect for the purposes of determining the Commitment Fee during such period: Debt/EBITDA Commitment Fee
                           >3.50                     0.35%
                    <= 3.50 but > 2.50               0.30%
                    <= 2.50 but > 2.00               0.25%
                          <= 2.00                    0.20%


"Commitment Percentage": as to any Lender at any time, its Facility A Commitment Percentage or its Facility B Commitment Percentage, as the context shall require. "Commitment Period": the Facility A Commitment Period, the Swing Line Commitment Period or the Facility B Commitment Period, as the context shall require.
"Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 414 of the Code. "Consolidated Charges": for any fiscal period, the sum of the following, determined on a consolidated basis in accordance with GAAP:
(a) the amount of interest expense, both expensed and capitalized, for such period on the aggregate principal amount of the consolidated Indebtedness of ACS Inc. and its Subsidiaries owed with respect to such Indebtedness during such period plus (b) the amount of scheduled principal payments of Indebtedness of such ACS Inc. and its Subsidiaries for such period plus (c) the amount of the Facility B Aggregate Amount of Outstanding Extensions of Credit for such period divided by six plus (d) the aggregate amount of cash dividends, payments or distributions made with respect to the Capital Stock of ACS Inc. and its Subsidiaries. "Consolidated Lease and Rental Expense": for any fiscal period, the aggregate amount of fixed and contingent rentals payable by ACS Inc. and its Subsidiaries with respect to leases of real property and operating leases of personal property, determined on a consolidated basis in accordance with GAAP. "Consolidated Net Income" or "Consolidated Net Loss": for any fiscal period, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income" (or any like caption) or "net loss" (or any like caption), as the case may be, on a consolidated statement of earnings of ACS Inc. and its Subsidiaries for such fiscal period.
"Consolidated Net Worth": for any fiscal period, the sum of (a) Capital Stock and additional paid-in capital plus (b) retained earnings (or minus accumulated deficits) of ACS Inc. and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
"Continuing Directors": the directors of ACS Inc. on the date hereof and each other director, if such director's nomination for election to the Board of Directors is recommended by a majority of the then Continuing Directors. "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Debt": of any Person, at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) aggregate outstanding Deferred Purchase Consideration, provided that, for any fiscal period, only seventy-five percent (75%) of deferred purchase price of property or services with respect to AMI for such period shall be included in the calculation of Debt, if as of September 30, 1998 and/or the last day of any fiscal quarter thereafter, the EBITDA of AMI would on an annualized pro forma basis equal the Initial Earn Out Period EBITDA (as defined in the AMI Stock Purchase Agreement) or the Second Earn Out Period EBITDA (as defined in the AMI Stock Purchase Agreement) then one hundred percent (100%) of the deferred purchase price of property or services with respect to AMI for each such period thereafter shall be included in the calculation of Debt, and provided further that, for any fiscal period, only seventy-five percent (75%) of deferred purchase price of property or services with respect to SEMCOR for such period shall be included in the calculation of Debt, if as of March 31, 1999 and/or the last day of any fiscal quarter thereafter, the EBITDA of SEMCOR would on an annualized pro forma basis equal EBITDA as of the Initial Earn Out Period (as defined in the SEMCOR Stock Purchase Agreement) or EBITDA as of the Second Earn Out Period (as defined in the SEMCOR Stock Purchase Agreement) then one hundred percent (100%) of the deferred purchase price of property or services with respect to SEMCOR for each such period thereafter shall be included in the calculation of Debt(e) all Indebtedness of the types referred to in clauses (a) through (c) above which is guaranteed directly or indirectly by such Person. "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied. "Defaulting Lender": any Lender with respect to which a Bank Default is in effect.
"Deferred Purchase Consideration": with respect to the Acquisition of any Acquired Business, the amount contractually agreed by any Borrower or one of its Subsidiaries to be paid to the sellers of such Acquired Business after the closing of the acquisition thereof, provided that all Deferred Purchase Consideration (other than any such Deferred Purchase Consideration paid by ACS
Inc. and its Subsidiaries pursuant to ACS Inc.'s acquisition of Advanced Management, Inc.) shall be subordinated to the obligations of the Loan Parties hereunder on terms and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default) in form and substance satisfactory to the Agent. Deferred Purchase Consideration shall not include purchase price adjustments based on net working capital or net book value required or permitted to be made within six months of the acquisition of an Acquired Business by the agreements governing such acquisition. "Dollars" and "$": dollars in lawful currency of the United States of America.
"Domestic Subsidiary": any Subsidiary of a Borrower organized under the laws of any jurisdiction within the United States.
"EBITDA": for any fiscal period for any Person, the Consolidated Net Income or Consolidated Net Loss, as the case may be, for such fiscal period, after excluding therefrom amounts included therein on account of extraordinary gain and restoring thereto (a) depreciation and amortization (including write-offs or write-downs of amortizable and depreciable items), (b) the amount of interest expense of such Person, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of its consolidated Indebtedness, (c) the amount of tax expense of such Person, determined on a consolidated basis in accordance with GAAP, for such period, (d) with respect to any fiscal period from September 30, 1997 until and including September 30, 1998, the amount attributable to RF Microsystems, Inc., which in conformity with GAAP, would be set forth opposite the caption "acquired in process research and development cost" (or any like caption) on the consolidating income statement of ACS Inc. for such period and (e) for any fiscal period until and including March 31, 1999 (i) the amount attributable to payments to a former shareholder of SEMCOR which is set forth opposite the caption "payments to former stockholder" (or any like caption) on the consolidating income statement of ACS Inc., to the extent such amount is incurred prior to June 10, 1998, and (ii) the amount attributable to SEMCOR owners' salaries in excess of the DCAA allowable amount which is set forth opposite the caption "amount paid to owners over DCAA allowable" (or any like caption) on the consolidating income statement of ACS Inc., to the extent such amount is incurred prior to the June 10, 1998. "Eligible Receivables": means any Receivables owned by the Borrowers or any Subsidiaries free and clear of all Liens (other than the Liens permitted herein and Liens in favor of the Agent securing the Secured Obligations) other than the following: (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the business of a Borrower or its Subsidiaries;
Receivables on terms other than those normal or customary in a Borrower's business; Receivables owing from any Person that is an Affiliate or a Subsidiary of a Borrower; Receivables more than ninety (90) days past original invoice date; Receivables owing from any Person other than the United States Government or any department, agency or instrumentality or agents thereof or any state or local government or any department, agency or instrumentality or agent thereof from which an aggregate amount of more than fifty percent (50%) of the Receivables owing from such Person are more than ninety (90) days past original invoice date; Receivables owing from any Person that has asserted any claim, demand or liability, by action, suit, counterclaim or other judicial or arbitrable proceeding with respect to such Receivable;
Receivables owing from any Person that shall have taken or be the subject of any action or proceeding of a type described in subsection 9(f); Receivables (i) owing from any Person (other than the United States Government or any department, agency or instrumentality thereof) that is also a supplier to or creditor of a Borrower (to the extent such Person has any right of setoff but only to the extent of such setoff) unless such Person has waived any right of set-off in a manner acceptable to the Lenders or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling a Borrower to discounts on future purchase therefrom; Receivables arising out of sales to account debtors outside the United States other than those Receivables arising out of sales to account debtors approved by the Agent in its sole discretion and other than those Receivables backed by a letter of credit issued by a financial institution organized under the laws of the United States which is rated at least A-2 by S&P or P-2 by Moody's or other credit support otherwise satisfactory in form and substance satisfactory to the Agent; Receivables arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back to the extent of such right of return, set-off or charge-back; Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Lenders, as secured parties, securing the Secured Obligations or as to which any other Lien exists, other than liens permitted herein; Receivables due in a currency other than U.S. dollars other than those non-U.S. dollar Receivables approved by the Agent in its sole discretion; Receivables determined in whole or in part by the Agent to be unacceptable, doubtful or impaired in accordance with the Agent's standard practices for the evaluation of Receivables; Unless otherwise approved by the Agent, Receivables with respect to any contract with the United States Government or any department, agency or instrumentality or agents thereof or any state or local government or any department, agency or instrumentality or agent thereof if more than fifty percent (50%) of the Receivables owing under such contract are more than ninety (90) days past original invoice date; and Receivables which are final invoices.
The value of such Eligible Receivables shall be their book value determined in accordance with GAAP unless valued at a lower value as provided above. "Environmental Laws": as may be applicable to any Borrower or any Loan Party, any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment (including protection of human health from environmental hazards), as now or may at any time hereafter be in effect. "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time. "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System. "Eurodollar Base Rate": with respect to any Eurodollar Loan for any Interest Period, the rate per annum determined by the Agent to be the average of the respective rates per annum posted by each of the principal London office of banks posting rates as displayed on the Telerate screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in US dollars at approximately 11:00 A.M. (London Time) two (2) Business Days prior to the beginning of such Interest Period, as specified in the Notice of Borrowing (and rounded, if necessary, upward to the next whole multiple of 1/16 of 1%); provided that, to the extent an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Agent to be the average (rounded, if necessary, upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by such other major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date which is two (2) Business Days prior to the beginning of such Interest Period. "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate. "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%).
                              Eurodollar Base Rate
                  --------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

"Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied. "Existing Credit Agreement": as defined in the preamble to this Agreement.
"Facility": Facility A, Facility B or Swing Line Facility, as the context shall require.
"Facility A": the revolving credit facility provided for in Section 2 hereof. "Facility A Aggregate Outstanding Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Facility A Loans made by such Lender then outstanding, (b) Swing Line Aggregate Outstanding Extensions of Credit and (c) such Lender's Commitment Percentage of the aggregate amount of all L/C Obligations then outstanding.
"Facility A Commitment": as to any Lender, the obligation of such Lender to make Loans to the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule II; as the same may be reduced from time to time pursuant to subsection 4.4 and 4.5 as to all Lenders collectively, the "Facility A Commitments."
"Facility A Commitment Percentage": as to any Lender at any date, the percentage which such Lender's Facility A Commitment then constitutes of the aggregate Facility A Commitments or, at any time after the Facility A Commitments shall have expired or terminated, the percentage which the Facility A Aggregate Outstanding Extensions of Credit of such Lender then constitutes of the Facility A Aggregate Outstanding Extensions of Credit of all Lenders.
"Facility A Commitment Period": the period from and including the date hereof but not including the Maturity Date or such earlier date on which the Facility A Commitments shall terminate as provided herein.
"Facility A Loans": as defined in subsection 2.1(a).
"Facility A Note": as defined in subsection 4.1(e).
"Facility B": the revolving credit facility provided for in Section 2 hereof. "Facility B Aggregate Outstanding Extensions of Credit": as to any Lender at any time, an amount equal to the sum of the aggregate principal amount of all Facility B Loans made by such Lender then outstanding.
"Facility B Commitment": as to any Lender, the obligation of such Lender to make Loans to the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule II; as the same may be reduced from time to time pursuant to subsection 4.4 and 4.5; as to all Lenders collectively, the "Facility B Commitments."
"Facility B Commitment Percentage": as to any Lender at any date, the percentage which such Lender's Facility B Commitment then constitutes of the aggregate Facility B Commitments or, at any time after the Facility B Commitments shall have expired or terminated, the percentage which the Facility B Aggregate Outstanding Extensions of Credit of such Lender then constitutes of the Facility B Aggregate Outstanding Extensions of Credit of all Lenders.
"Facility B Commitment Period": the period from and including the date hereof but not including the Maturity Date or such earlier date on which the Facility B Commitments shall terminate as provided herein.
"Facility B Loans": as defined in subsection 2.1(b).
"Facility B Notes": as defined in subsection 4.1(e).
"Facility Fee":  a fee of .50% of the aggregate initial Commitments.
"Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.
"Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.
"Foreign Subsidiary": any Subsidiary of a Borrower organized under the laws of any jurisdiction outside the United States of America.
"GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.
"Government Contract":  as defined in the Security Agreement.
"Government Receivables": all Receivables arising under any Government Contract "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person incurred for the purpose of providing credit support, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and guarantees by any Borrower or any Subsidiary of obligations of a Borrower or a Subsidiary to suppliers, licensers or lessors to the extent the underlying obligation is incurred in the ordinary course of business and otherwise permitted hereunder. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Agent in good faith. "Indebtedness": of any Person, at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
(d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of letters of credit and acceptances and letters of credit issued or created for the account of such Person (including without limitation all issued and outstanding Letters of Credit), (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (g) all Indebtedness of the types referred to in clauses (a) through (f) above which is guaranteed directly or indirectly by such Person.
"Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
"Insolvent": pertaining to a condition of Insolvency.
"Interest Payment Date": as to any Loan, the last Business Day of each month. "Interest Period": with respect to any Eurodollar Loan: (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two or three months thereafter, as selected by a Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter, as selected by a Borrower in a Notice of Borrowing delivered to the Agent by 10:00 A.M., Charlotte, North Carolina time, not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date or such date of final payment, as the case may be; any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.
"Issuing Bank": with respect to any Letter of Credit, NationsBank, N.A. (or any affiliate thereof) upon its agreement to serve in such capacity with respect to such Letter of Credit.
"Joinder Agreement": the Joinder Agreement to be executed and delivered by each Person that, subsequent to the Closing Date, becomes a Domestic Subsidiary, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.
"L/C Collateral Account": the "Collateral Account", as defined in the Security Agreement.
"L/C Commitment": $1,000,000.
"L/C Fee Payment Date": the last Business Day of each June, September, December and March.
"L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and
(b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.4(a).
"L/C Participants": with respect to each Letter of Credit, the collective reference to all the Lenders other than the Issuing Bank with respect thereto. "Letter of Credit": a Commercial Letter of Credit or a Standby Letter of Credit, as the context shall require; collectively, the "Letters of Credit".
"Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Leases having substantially the same economic effect as any of the foregoing).
"Loan": a Facility A Loan, a Facility B Loan or a Swing Line Loan, as the context shall require; collectively, the "Loans".
"Loan Documents": this Agreement, the Notes, the Applications, and the Security Documents and any other documents or instruments now or hereafter evidencing or securing any Loans.
"Loan Parties": ACS Inc. and its Subsidiaries.
"Loan Value": means with respect to Eligible Receivables, the sum of (i) ninety percent (90%) of billed Government Receivables plus (ii) eighty-five percent (85%) of billed commercial accounts receivables plus (iii) fifty percent (50%) of amounts that would but for the delivery of an invoice for work performed within thirty (30) days of the date of calculation of Loan Value, otherwise be considered Eligible Receivables, provided, that the amount described in clause
(iii) (fifty percent (50%) of amounts that would but for the delivery of an invoice for work performed within thirty (30) days of the date of calculation of Loan Value, otherwise be considered Eligible Receivables) shall not exceed $6,000,000, each of (i), (ii) and (iii) as determined based on the most recent Borrowing Base Certificate delivered to the Agent hereunder, provided; however, that the Agent in its reasonable discretion based on an analysis of changes in the Borrowers' credit and collection experience arising after the date hereof, may dilute the value of the Borrowers' Eligible Receivables that shall be used in determining Loan Value.
"Majority Lenders": at any time the Lenders having Commitments (or if Commitments have terminated, Aggregate Outstanding Extensions of Credit) which aggregate more than sixty-six and sixty-seven hundredths of one percent (66.67%) of the sum of the Commitments of the Non-Defaulting Lenders (or Aggregate Outstanding Extensions of Credit of the Non-Defaulting Lenders as the case may
be) then in effect, provided that, if at any time, there are two or more Lenders hereunder, any action required by Majority Lenders shall require the consent of not less than two Lenders.
"Management Change": (a) George A. Robinson or (b) any two or more of the following individuals Vincent G. Vidas, Thomas A. Costello and Dev Ganesan, ceasing to be active full time in the management of ACS Inc. and such Person or such Persons not being replaced to the reasonable satisfaction of the Majority Lenders within ninety (90) days of any such Person ceasing to be so active. "Material Adverse Amount": an amount payable by ACS Inc. and/or its Subsidiaries in excess of $500,000 for remedial costs, non-routine compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.
"Material Adverse Effect": a material adverse effect on (a) the business, operations, property, financial condition or prospects of a Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this or any of the other Loan Documents or (c) the rights or remedies of the Agent or the Lenders hereunder or under any of the other Loan Documents.
"Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
"Maturity Date": February 28, 2002.
"Moody's": Moody's Investors Service, Inc.
"Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
"Net Proceeds": with respect to any Net Proceeds Event, (a) the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by a Borrower and its Subsidiaries in connection with such Net Proceeds Event, minus the sum, without duplication, of (i) any taxes which are paid or actually payable to any federal, state, local or foreign taxing authority by a Borrower and its Subsidiaries and are directly attributable to the receipt of such Net Proceeds, (ii) the amount of fees and commissions (including reasonable investment banking fees), legal, accounting, consulting, survey, title and recording tax expenses and other costs and expenses directly incident to such Net Proceeds Event which are paid or payable by a Borrower and its Subsidiaries to unrelated and unaffiliated third parties,
(iii) the amount of any reserve reasonably maintained by a Borrower and its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which the Net Proceeds Event is consummated (with any unused portion of such reserve to constitute Net Proceeds on the date upon which the indemnification obligations terminates) and (iv) the amount of Indebtedness (other than intercompany Indebtedness), if any, which is required to be repaid at the time or as a result of such Net Proceeds Event out of the proceeds thereof.
"Net Proceeds Event": (a) the incurrence by a Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness permitted pursuant to clauses (a) through (h) of subsection 8.2); (b) the issuance or sale of any equity securities by a Borrower or any of its Subsidiaries to any Person, other than (i) the issuance or sale of any such equity securities to a Borrower or any of its Subsidiaries, (ii) the issuance of Capital Stock upon the sale or exercise of stock options, (iii) the issuance and sale of Capital Stock under employee stock purchase plans, (iv) the issuance and sale of Capital Stock and/or stock options under employee stock ownership and incentive plans and similar programs or individual arrangements, (v) the issuance and sale of Capital Stock in connection with an acquisition permitted pursuant to subsection 8.9(f); (c) the sale, transfer or other disposition by a Borrower or any of its Subsidiaries of any real or personal, tangible or intangible, property (including, without limitation, any capital stock, but other than inventory sold, transferred or otherwise disposed of in the ordinary course of business) of a Borrower or such Subsidiary to any Person (other than any such sale, transfer or disposition permitted pursuant to subsection 8.6); and (d) the recovery by a Borrower of amounts owing to it under property insurance policies. "Non-Defaulting Lender": any lender other than a Defaulting Lender. "Non-Excluded Taxes": as defined in subsection 4.16(a).
"Notes": the collective reference to the Facility A Notes, the Facility B Notes and the Swing Line Note.
"Notice of Borrowing": means (a) with respect to a request for a borrowing (other than a Swing Line Loan borrowing)hereunder, a request in the form of Exhibit H-1 hereto, (b) with respect to a request for continuation of a Eurodollar Loan hereunder, a request in the form of Exhibit H-2 hereto, (c) with respect to a request for conversion of or to a Eurodollar Loan hereunder, a request in the form of Exhibit H-3 hereto and (d) with respect to a request for a borrowing of a Swing Line Loan hereunder, a request in the form of Exhibit H-4 hereto, in each case delivered by a Responsible Officer of a Borrower to any such Lender hereunder.
"Participant": as defined in subsection 11.8(b).
"PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.
"Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
"Plan": at a particular time, any employee benefit plan or other plan established, maintained or contributed to by any Borrower or a Commonly Controlled Entity that is covered by Title IV of ERISA.
"Prime Rate": the rate of interest per annum publicly announced from time to time by the Agent at its principal office in the State of North Carolina as its prime rate on a particular day in effect for domestic (United States) commercial loans; such rate is not necessarily intended to be the lowest rate of interest charged by the Lenders in connection with extensions of credit. Each change in the Prime Rate shall be effective on the date such change is publicly announced. "Prime Rate Loans": Loans the rate of interest applicable to which is based upon the Prime Rate.
"Properties": as defined in subsection 5.16(a).
"Receivables": means all Receivables referred to in Section 7 of the Security Agreement.
"Refunded Swing Line Loans":  as defined in subsection 2.1(a)(ii).
"Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
"Reimbursement Obligation": with respect to any Letter of Credit, the joint and several obligation of the Borrowers to reimburse the Lenders with respect thereto pursuant to subsection 3.5(a) for amounts drawn thereunder. "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA. "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .22, .25, .27 or .28 of PBGC Reg. ss.4043.
"Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
"Responsible Officer": the chief executive officer, the president, the executive vice president, the chief financial officer or the treasurer of a Borrower. "Restricted Payment": as defined in subsection 8.7.
"SEC": the United States Securities and Exchange Commission and any Governmental Authority succeeding to any of its principal functions.
"S&P":  Standard and Poor's  Ratings  Group, a division of McGraw Hill Companies
Inc.
"Secured Obligations":  as defined in the Security Documents.
"Security Agreement": the Security Agreement to be executed and delivered by the Borrowers, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.
"Security Documents": the collective reference to the Security Agreement and the Joinder Agreement, and all other security documents hereafter delivered to the Lenders granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of any Borrower hereunder or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities. "SEMCOR": SEMCOR, Inc., a New Jersey corporation.
"SEMCOR Stock Purchase Agreement": the Stock Purchase Agreement effective as of June 10, 1998, among ACS Inc. as buyer, and Vincent G. Vidas and John S. Degnan as sellers.
"Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
"Standby Letter of Credit": as defined in paragraph 3.1(b)(i)(1).
"Subordinated Indebtedness": any debt for which any Borrower is liable that is subordinated to the obligations of the Loan Parties hereunder on terms and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default) in form and substance satisfactory to the Agent.
"Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers.
"Swing Line Aggregate Outstanding Extensions of Credit": as to any Lender at any time, an amount equal to the sum of the aggregate principal amount of all Swing Line Loans made by such Lender then outstanding.
"Swing Line Commitment": Swing Line Lender's obligation to make Swing Line Loans to the Borrowers hereunder in an aggregate principal amount not to exceed $5,000,000.00, as same may be reduced from time to time pursuant to subsection
4.4 and 4.5. "Swing Line Commitment Period": the period from and including the date hereof to but not including the fifth (5) Business Day prior to the Maturity Date or such earlier date on which the Facility A Commitments shall terminate as provided herein. "Swing Line Facility": the swing line facility provided for in Section 2 hereof.
"Swing Line Lender":  NationsBank, N.A.
"Swing Line Loan":  as defined in subsection 2.1(c).
"Swing Line Note":  as defined in subsection 4.1(e).
"Swing Line Loan Termination Date": the fifth (5) Business Day prior to the Maturity Date or such earlier date on which the Facility A Commitments shall terminate as provided herein.
"Tranche": the collective reference to Eurodollar Loans having then current Interest Periods which began on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day). "Transferee": as defined in subsection 11.8(f).
"Type": as to any Loan, its nature as a Prime Rate Loan or a Eurodollar Loan. "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.
Other Definitional Provisions
Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto. Unless otherwise specified herein, all accounting terms used herein (and in any other Loan Document and any certificate or other document made or delivered pursuant hereto or thereto) shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
AMOUNT AND TERMS OF COMMITMENTS
Commitments.
Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Facility A Loans") immediately available to the
Borrowers from time to time during the Facility A Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Facility A Commitment Percentage of the sum of the then outstanding (x) L/C Obligations and (y) Swing Line Aggregate Outstanding Extensions of Credit does not exceed such Lender's Facility A Commitment provided; that such Lender shall have no obligation to make any Facility A Loan in excess of the Available Facility A Commitment. During the Facility A Commitment Period the Borrowers may use the Facility A Commitments by borrowing, prepaying the Facility A Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.
Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Facility B Loans") immediately available to the
Borrowers  from time to time  during  the  Facility  B  Commitment  Period in an aggregate principal amount at any one time outstanding not to exceed such Lender's Facility B Commitment as the same may be reduced from time to time pursuant to 4.5(b) provided; that such Lender shall have no obligation to make any Facility B Loan in excess of the Available Facility B Commitment. During the Facility B Commitment Period the Borrowers may use the Facility B Commitments by borrowing, prepaying the Facility B Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.
(i) Subject to the terms and conditions hereof, the Swing Line Lender may, but shall not be obligated to, make swing line loans (the "Swing Line Loans") to the Borrowers from time to time during the Swing Line Loan Commitment Period, in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.00, provided that at no time may the sum of the aggregate outstanding principal amount of the Swing Line Loans and the Facility A Aggregate Outstanding Extensions of Credit exceed the Facility A Commitments. During the Swing Line Commitment Period the Borrowers may use the Swing Line Commitments by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.
(ii) The Swing Line Lender at any time and in its sole and absolute discretion may, and on the last Business Day of each month shall, on behalf of the Borrowers (which hereby irrevocably direct the Swing Line Lender to act on its behalf) request each Lender, including the Swing Line Lender, to make and each such Lender, including the Swing Line Lender, shall make a Facility A Loan in an amount equal to such Lender's Facility A Loan Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Each Lender shall make the proceeds of its Facility A Loan available to the Swing Line Lender for the account of the Swing Line Lender at the office of the Swing Line Lender specified in subsection 11.3 (or such other location as the Swing Line Lender may direct) prior to 12:00 P.M. Charlotte, North Carolina time on the borrowing date, in funds immediately available to the Swing Line Lender. The proceeds of such Facility A Loan shall be immediately applied to repay the Refunded Swing Line Loans.

The Facility A Loans, Facility B Loans and Swing Line Loans may from time to time be (i) Eurodollar Loans, (ii) Prime Rate Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Agent in accordance with subsections 2.2 and 4.8, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date. Procedure for Borrowing. A Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that for any Loan other than a Swing Line Loan, (i) such Borrower shall deliver to the Agent the Borrower's irrevocable Notice of Borrowing which notice must be in writing or by telephone promptly confirmed in writing prior to 10:00 A.M., Charlotte, North Carolina time and (ii) the Agent shall deliver to the Lenders such notice prior to 10:15 A.M., Charlotte, North Carolina time, and for any Loan that is a Swing Line Loan, such Borrower shall deliver to the Agent the Borrower's irrevocable Notice of Borrowing which notice must be in writing or by telephone promptly confirmed in writing prior to 12:00 P.M., Charlotte, North Carolina time (a) three (3) Business Days prior to the requested borrowing date, if all or any part of the requested Loans are to be initially Eurodollar Loans or (b) on the requested borrowing date, otherwise. Upon receipt of any such Notice of Borrowing from a Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of such Borrower at the office of the Agent specified in subsection 11.3 prior to 12:00 P.M., Charlotte, North Carolina time on the borrowing date, in funds immediately available to the Agent. Such borrowing will then be made available to such Borrower by the Agent transferring to an account (which shall be maintained for such purpose by the Agent) with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.
Use of Proceeds of Loans.
The proceeds of the Facility A Loans shall be utilized by the Borrowers (i) to finance future acquisitions permitted hereunder, (ii) to provide working capital and (iii) for other general corporate purposes.
The proceeds of the Facility B Loans shall be utilized by the Borrowers (i) to finance future acquisitions permitted hereunder and (ii) for other general corporate purposes approved by the Lenders.
The proceeds of the Swing Line Loans shall be utilized by the Borrowers for general corporate purposes associated with their cash management requirements.

AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY
L/C Commitment.
Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a) agrees to issue any Letters of Credit requested to be issued by it and so issued by it for the account of the Borrowers on any Business Day during the Facility A Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that such Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, such Issuing Bank has knowledge that (i) the L/C Obligations would exceed the L/C Commitment, or
(ii) the Available Facility A Commitment would be less than zero.
Each Letter of Credit shall:
be either (A) a standby letter of credit issued to support obligations of the Borrowers and the Subsidiaries, contingent or otherwise, for which Loans would be available (a "Standby Letter of Credit"), or (B) a commercial letter of credit issued in respect of the purchase of goods or services by the Borrowers and the Subsidiaries in the ordinary course of business for which Loans would be available (a "Commercial Letter of Credit"); be (A) issued from an office of the Issuing Bank in the United States and (B) denominated in Dollars; and expire no later than the earlier of (A) one (1) year following the date of issuance thereof and (B) five (5) days prior to the Maturity Date; provided that any Letter of Credit may provide for renewal thereof for additional one-year periods on an "evergreen" basis (but not, in any event, beyond the date referred to in clause (B) of this subparagraph (iii)). Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the Commonwealth of Virginia. No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
Procedure for Issuance of Letters of Credit. The Borrowers shall request that such Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrowers; provided that the Issuing Bank shall in no event be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto. In the event that the Letter of Credit to be issued is a Standby Letter of Credit, the Issuing Bank shall furnish a copy of such Standby Letter of Credit to each of the Agent and the Borrowers promptly following the issuance thereof. Fees, Commissions and Other Charges. The Borrowers, jointly and severally, shall pay to the Agent, for the account of each Issuing Bank and the L/C Participants, with respect to each Commercial Letter of Credit issued by such Issuing Bank a fee in an amount equal to 1% per annum on the amount available to be drawn under each Commercial Letter of Credit payable on the date of issuance of such Commercial Letter of Credit and shall be nonrefundable.
The Borrowers, jointly and severally, shall pay to the Agent, for the account of each Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Standby Letter of Credit issued by such Issuing Bank, computed for each day during the period for which payment is due at the rate per annum equal to the Applicable Margin for the Facility in effect for Eurodollar Loans on such date (calculated on the basis of a 360 day year) times the aggregate amount available to be drawn under such Standby Letter of Credit on such date. Such commissions shall be payable quarterly, in advance, on each L/C Fee Payment Date and shall be nonrefundable.
The Borrowers, jointly and severally, shall pay to the relevant Issuing Bank, for its own account a fronting fee in the amount equal to 1/4 of 1% per annum on the face amount of each Standby Letter of Credit issued by it. The fronting fee shall be calculated on the basis of a 360 day year and shall be payable quarterly, in advance, on each L/C Fee Payment Date.
In addition to the foregoing fees and commissions, the Borrowers, jointly and severally, shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.
The Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection 3.3.

L/C Participations.
Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued by it hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank (through the Agent) upon demand an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.
If any amount required to be paid by any L/C Participant to an Issuing Bank pursuant to paragraph 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by it is paid to such Issuing Bank within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank (through the Agent) on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by such Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 4.4(a) is not in fact made available to such Issuing Bank by such L/C Participant within three (3) Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Prime Rate Loans hereunder. A certificate of such Issuing Bank submitted to any L/C Participant (through the Agent) shall, to the extent permitted by applicable law, be prima facie evidence of any amounts owing under this subsection 3.4. Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by such Issuing
Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to the Agent (for the account of such L/C Participant) such L/C Participant's pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank (through the Agent) the portion thereof previously distributed by such Issuing Bank to it.
Reimbursement Obligation of the Borrowers.
The Borrowers, jointly and severally, agree to reimburse each Issuing Bank on each date on which such Issuing Bank notifies the Borrowers of the date and amount of a draft presented under any Letter of Credit issued by such Issuing Bank and paid by such Issuing Bank for the amount of (i) such draft so paid and
(ii) any taxes, fees, charges or other costs or expenses incurred by the Lenders in connection with such payment. Each such payment shall be made to such Issuing Bank at its address for notices specified herein in Dollars and in immediately available funds.
Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this subsection 3.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Prime Rate Loans which were then overdue.
Each drawing under any Letter of Credit shall (unless it is reimbursed by the Borrowers on the date of drawing) constitute a request by the Borrowers to the Agent for a borrowing pursuant to subsection 2.2 of Prime Rate Loans under Facility A in the amount of such drawing. The borrowing date with respect to such borrowing shall be the date of such drawing.

Obligations Absolute.
The Borrowers' obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Borrower may have or have had against any Issuing Bank or any beneficiary of a Letter of Credit.
The Borrowers also agree with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrowers' Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or
(iii) any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee.
No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.
The Borrowers agree that any action taken or omitted by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the Commonwealth of Virginia, shall be binding on the Borrowers and shall not result in any liability of such Issuing Bank to the Borrowers.
Notwithstanding the foregoing, in the event a Bank Default exists, the Issuing Bank shall not be required to issue any Letter of Credit unless the Issuing Bank has entered into arrangements satisfactory to it and the Borrowers to eliminate the Issuing Bank's additional risk with respect to the participation in the Letters of Credit of the Defaulting Lender or Defaulting Lenders, including, without limitation, by cash collateralizing such Defaulting Lender or Lender's Commitment Percentage of the applicable outstanding L/C Obligations or by a Non-Defaulting Lender or Non-Defaulting Lenders replacing such Defaulting Lender or Defaulting Lenders with respect to such participation.
Letter of Credit Payments. The responsibility of each Issuing Bank to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit. Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this
Section 3 shall apply. PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT; FEES AND PAYMENTS Repayment of Loans; Evidence of Debt. The Borrowers, jointly and severally, hereby unconditionally promise to pay to the Agent for the account of each applicable Lender (i) the then unpaid principal amount of each Loan on the Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 9). The Borrowers, jointly and severally, hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.10.
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing debt of the Borrowers to the Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Agent shall maintain the Register pursuant to subsection 11.8(d) and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Facility A Loan and Facility B Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to the Lenders hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrowers.
The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 11.8(d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, or any error therein, record or any error in any record shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by the Lenders in accordance with the terms of this Agreement.
The Borrowers agree that, upon request of any Lender through the Agent, the Borrowers will execute and deliver to such Lender (i) a promissory note of the Borrowers evidencing the Facility A Loan of the Lender to the Borrowers, substantially in the form of Exhibit A ("Facility A Note"), (ii) a promissory note of the Borrowers evidencing the Swing Line Loan of the Lender to the Borrowers, substantially in the form of Exhibit A-1 (the "Swing Line Note") and
(iii) a promissory note of the Borrowers evidencing the Facility B Loan of the Lender to the Borrowers, substantially in the form of Exhibit B ("Facility B Note").

Facility and Commitment Fees.
The Borrowers, jointly and severally, agree to pay to the Agent, for the account of each Lender, on the Closing Date, the Facility Fee. (i) The Borrowers, jointly and severally, agree to pay to the Agent, for the account of each Lender the Commitment Fee. (ii) Such Commitment Fee shall be calculated on the basis of a 365/366 day year as the case may be. (iii) Such Commitment Fee shall be payable quarterly, in arrears, on the last Business Day of each June, September, December and March and the Maturity Date or such earlier date as the Commitments shall terminate as provided herein, commencing on June 30, 1999. Optional Prepayments. The Borrowers may at any time and from time to time prepay the Prime Rate Loans, in whole or in part, without premium or penalty, subject to the provisions of 4.6.
The Borrowers, with the consent of the Agent (which in each case shall not be unreasonably withheld), may at any time and from time to time prepay the Eurodollar Loans, in whole or in part, without premium or penalty (subject to the provisions of subsections 4.7 and 4.17), upon at least three (3) Business Days' notice to the Agent (which notice must be received by the Agent prior to 11:00 A.M., Charlotte, North Carolina time, on the date upon which such notice is due and shall be irrevocable by the Borrowers except in connection with prepayments that are contingent on Net Proceeds to the extent of such contingency) specifying the date and amount of prepayment. Upon receipt of any such notice, the Agent shall promptly notify each Lender and the Borrowers of its consent or its rejection thereof. If any such notice is given by the Borrowers and not withdrawn as permitted hereunder or rejected prior to the date upon which such payment is made, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.17.
Partial prepayments shall be in an aggregate principal amount of $100,000 or an integral multiple thereof or in the amount of the outstanding Loans.
For so long as no Default or Event of Default has occurred and is continuing, the Borrowers may elect the application of prepayments to the Facilities made pursuant to this subsection 4.3, provided that unless the Borrowers otherwise elect, the application of prepayments under each Facility made pursuant to this subsection 4.3 shall be made, first, to Prime Rate and second, to Eurodollar Loans.
Optional Termination or Reduction of Commitments. The Borrowers shall have the right, upon not less than three (3) Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that with respect to either Facility A or Facility B, no such termination or reduction shall be permitted with respect to the Commitments of such Facility to the extent that after giving effect thereto and to any prepayments of the Loans made thereunder on the effective date thereof, the aggregate principal amount of such Loans then outstanding when added to the sum of then outstanding (x) aggregate principal amount of the Swing Line Loans and
(y) L/C Obligations, would exceed the Commitments then in effect. Any such reduction shall be in an amount equal to $100,000 or an integral multiple in excess thereof and shall reduce permanently the affected Commitments then in effect. Mandatory Reduction of Commitments and Prepayments. If at any time the Facility A Aggregate Extensions of Credit for all Lenders exceed the lesser of the Loan Value of Eligible Receivables and the aggregate Facility A Commitments, the Borrowers, jointly and severally, shall immediately repay the aggregate Facility A Loans, the Swing Line Loans and/or deposit in the L/C Collateral Account an amount equal to the amount that may be drawn under outstanding Letters of Credit (whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), such repayments and deposits to be in an aggregate amount equal to such excess.
The aggregate Facility B Commitment shall decrease by $5,000,000.00 on each of June 30, 1999, June 30, 2000 and June 30, 2001, each decrease to be allocated to the Lenders pro rata based on their respective Facility B Commitment.
If at any time the Facility B Aggregate Outstanding Extensions of Credit of all Lenders exceed the aggregate Facility B Commitments, the Borrowers, jointly and severally, shall immediately repay the Facility B Loans, such repayments to be in an aggregate amount equal to such excess.
The Borrowers, jointly and severally, shall as promptly as is practicable (and, in any event, within one (1) Business Day following the receipt thereof), repay the Facility A Loans, repay the Swing Line Loans, repay the Facility B Loans and reduce the Facility B Commitments by the amount equal to the aggregate amount of Net Proceeds received from any Net Proceeds Event; provided that no such repayment and reduction shall be due pursuant to this subsection 4.5(c) with respect to any Net Proceeds Event on account of: the sale, transfer or other disposition by a Borrower or any of its Subsidiaries of any real or personal, tangible or intangible, property of a Borrower and its Subsidiaries, to the extent that the Net Proceeds from such sale, transfer or other disposition (in the aggregate with the Net Proceeds from all other sales, transfers and other dispositions occurring during the fiscal year) is less than $250,000; or the recovery by a Borrower of amounts owing to it under property insurance policies except, to the extent that (1) such recoveries exceed the reasonably estimated cost of replacing the property on account of which such amounts were paid to such Borrower and its Subsidiaries or (2) such Borrower and its Subsidiaries do not replace such property within one hundred eighty (180) days. Any payments of the Loans and reductions of the Commitments made pursuant to subsection 4.5(c) shall be applied, first, to repay the Swing Line Loans and to reduce the Swing Line Commitments, second to repay the Facility B Loans and to reduce the Facility B Commitments and third to repay the Facility A Loans. Unless the Borrowers otherwise elect, the application of prepayments under each Facility made pursuant to this subsection 4.5 shall be made, first, to Prime Rate Loans and second, to Eurodollar Loans.
Application of Payments. Any payments of the Loans and reductions of the Commitments made pursuant to subsections 4.3, 4.4 or 4.5 shall not be applied to the prepayment of the Loans of a Defaulting Lender at any time under the Facility when the aggregate amount of Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Loans then outstanding. Prepayment Premium. If any Borrower prepays any portion of the Loans with the proceeds of a loan from a commercial bank, finance company or other lender of a type that is a competitor of the Agent, the Borrowers, jointly and severally, shall pay to the Agent, not later than the next Business Day after the date of such prepayment, a prepayment premium of 1% on any outstanding obligations so repaid. The Agent shall distribute to the Lenders their pro rata share of such prepayment premium.

Conversion and Continuation Options.
A Borrower may elect from time to time to convert Eurodollar Loans to Prime Rate Loans by delivering to the Agent an irrevocable Notice of Borrowing by 10:00 A.M., Charlotte, North Carolina time, on the requested date of conversion; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. A Borrower may elect from time to time to convert Prime Rate Loans to Eurodollar Loans by delivering to the Agent an irrevocable Notice of Borrowing by 10:00 A.M., Charlotte, North Carolina time, at least three (3) Business Days prior to the requested conversion date. Any such Notice of Borrowing with respect to a conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice of Borrowing the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Prime Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Agent has or the Majority Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one (1) month prior to the Maturity Date. Any Prime Rate Loan not converted to a Eurodollar Loan hereunder shall continue as an Prime Rate Loan.
Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by a Borrower delivering to the Agent an irrevocable Notice of Borrowing, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Majority Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one (1) month prior to the Maturity Date, and provided, further, that if a Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Prime Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such Notice of Borrowing the Agent shall promptly notify each Lender thereof.

Minimum Amounts and Maximum Number of Tranches.
All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $100,000 or a whole multiple in excess thereof. In no event shall there be more than ten (10) Tranches of Eurodollar Loans outstanding at any time.
All borrowings and repayments of Prime Rate Loans hereunder shall be in such amounts so that, after giving effect thereto, the aggregate principal amount of the Prime Rate Loans shall be equal to $100,000 or a whole multiple in excess thereof, or if less, the remaining available Commitments hereunder.
Interest Rates and Payment Dates.
Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.
Each Prime Rate Loan shall bear interest for each day at a rate per annum equal to the Prime Rate plus the Applicable Margin in effect for such day.
If all or a portion of any principal of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such principal amount of the Loan shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 4.10(c) plus 2%.
Interest on each Loan shall be payable in arrears on each Interest Payment Date provided that interest accruing pursuant to paragraph (c) of this subsection
4.10 shall be payable from time to time on demand.
Notwithstanding anything to the contrary contained herein, in no event shall the Borrowers be obligated to pay interest in excess of the maximum amount which is chargeable under applicable law.

Computation of Interest and Fees.
Fees shall be calculated in accordance with subsection 4.2. Interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Prime Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.
Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 4.10(a). Inability to Determine Interest Rate. If prior to the first day of any Interest
Period: the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers in the absence of manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or the Agent shall have received notice from any Lender that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender (as conclusively certified by such Lender), of making or maintaining their affected Loans during such Interest Period;
the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans and (y) any Loans that on the first day of such Interest Period were to have been continued as, or converted to, Eurodollar Loans shall be converted to or continued as Prime Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made, or as of the first day of the immediately succeeding Interest Period, continued as such, nor shall any Borrower have the right to convert Loans to Eurodollar Loans.

Pro Rata Treatment and Payments.
Each borrowing by a Borrower from the Lenders hereunder, each payment by a Borrower on account of any Facility Fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective relevant Commitment Percentages of the Lenders holding obligations in respect of which such amounts were paid. Each payment (including each prepayment) by a Borrower on account of principal of and (subject to the provisions of subsection 4.14) interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. Except as otherwise set forth herein, all payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 2:00 P.M., Charlotte, North Carolina time, on the due date thereof to the Agent, for the account of the applicable Lenders, at the Agent's office specified in subsection 11.3, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its relevant Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Agent by the required time on the borrowing date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender shall, to the extent permitted by applicable law, be prima facie evidence of any amounts owing under this subsection 4.13. If such Lender's relevant Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three (3) Business Days of such borrowing date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Prime Rate Loans hereunder, on demand, jointly and severally, from the Borrowers.

Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case after the Closing Date, shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement,
(a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Prime Rate Loans to Eurodollar Loans shall forthwith be suspended and (b) the Loans of such Lender then outstanding as Eurodollar Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers, jointly and severally, shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.17.

Requirements of Law.
If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case, made subsequent to the date hereof: shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection
4.16 and changes in the rate of net income taxes or franchise taxes (imposed in lieu of net income taxes) of such Lender); shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by a material amount of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers, jointly and severally, shall promptly pay such Lender within fifteen (15) days after written request therefor such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof, in each case, after the date hereof, or compliance by any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law, if compliance therewith is a customary banking practice) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance by the Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by a material amount, then from time to time, the Borrowers, jointly and severally, shall pay to such Lender such additional amount or amounts as will compensate such Lender within fifteen (15) days after written request therefor for such reduction.
If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 4.15, such Lender shall promptly notify the Borrowers (with a copy to the Agent) of the event by reason of which it has become so entitled. The agreements in this subsection 4.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Taxes.
All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter the Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fail to remit to the Agent the required receipts or other required documentary evidence, the Borrowers, jointly and severally, shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection 4.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:
deliver  to the  Borrowers  and the Agent (A) two duly  completed  copies of the
United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be; deliver to the Borrowers and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Agent; unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 11.8 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 4.16, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

If any Lender shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Non-Excluded Taxes actually paid to or on behalf of such Lender by the Borrowers (a "Tax Credit"), such Lender shall promptly notify the Borrowers of such Tax Credit. If such Tax Credit is received by such Lender in the form of cash, such Lender shall promptly pay to the Borrowers the amount so received with respect to the Tax Credit. If such Tax Credit is not received by such Lender in the form of cash, such Lender shall pay the amount of such Tax Credit not later than the time prescribed by applicable Law for filing the return (including extensions of time) for such Lenders' taxable period which includes the period in which such Lender receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by a Lender to the Borrowers pursuant to this clause (c) shall not exceed the actual amount of cash refunded to, or credits received and usable (in accordance with the actual practices then in use by such Lender) by, such Lender from a taxing authority. In determining the amount of any Tax Credit, a Lender may use such apportionment and attribution rules as such Lender customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. The Borrowers, jointly and severally, further agree promptly to return to a Lender the amount paid to the Borrowers with respect to a Tax Credit by such Lender if such Lender is required to repay, or is determined to be ineligible for, a Tax Credit for such amount. Notwithstanding anything to the contrary contained herein, the Borrowers hereby acknowledge and agree that (i) neither the Agent nor any Lender shall be obligated to provide the Borrowers with details of the tax position of the Agent or such Lender (as the case may be) and
(ii) the Borrowers shall have no right to inspect any records (including tax returns) of the Agent or such Lender (as the case may be).
Indemnity. The Borrowers, jointly and severally, agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender sustains or incurs as a consequence of (a) failure by a Borrower to make a borrowing of, conversion into or continuation of Eurodollar Loans after such
Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure by a Borrower to make any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or payment of the principal amount of any Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto as required under this Agreement. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 4.15 or 4.16(a), or if any adoption or change of the type described in subsection 4.14 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its good faith discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under subsection 4.15 or 4.16(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.14. REPRESENTATIONS AND WARRANTIES To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit the Borrowers hereby, jointly and severally, represent and warrant to the Agent and each Lender that: Financial Condition. The consolidated balance sheet of ACS Inc. and its consolidated Subsidiaries as at September 30, 1998, and the related consolidated statements of income and cash flows for the fiscal year ended on such date, as reported on by Arthur Andersen, LLP, a copy of which has heretofore been furnished to the Agent, is complete and correct and presents fairly in all material respects the consolidated financial condition of such Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Neither ACS Inc. nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except to the extent permitted under this Agreement or as disclosed to the Agent prior to the date hereof, or as otherwise separately disclosed to the Agent in writing prior to the date hereof, there has been no sale, transfer or other disposition by ACS Inc. or any of its consolidated Subsidiaries of any part of its business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of ACS Inc. and its consolidated Subsidiaries at September 30, 1998 during the period from September 30, 1998 and including the date hereof. No Change. Since September 30, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect. Disclosure. No information, schedule, exhibit or report or other document furnished by each Borrower or any of its Subsidiaries to the Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (or pursuant to the terms hereof or thereof), as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading. Any projections so furnished by each Borrower or any of its Subsidiaries (the "Projections") at the time delivered, were based on good faith estimates and assumptions made by the management of such Borrower and, as of the date of their delivery, management of such Borrower believed that the Projections were reasonable, it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material. Corporate Existence; Compliance with Law. Each of the Borrowers and each of its respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that all failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Corporate Power, Authorization, Enforceable Obligations. Each Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party (other than filings to perfect security interests granted pursuant to the Security Agreements). This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. No Legal Bar. The execution, delivery and performance of the Loan Documents to which each Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Borrower or of any of its Subsidiaries, except any violation which would not have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation other than any Lien which would not have a Material Adverse Effect. No Material Litigation. Except as otherwise disclosed to the Agent, as listed on Schedule IX, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. No Default. Neither any Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. Ownership of Property, Liens. Each of the Borrowers and each of its respective Subsidiaries has good and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in all its other property, and none of such property is subject to any Lien except as permitted by subsection 8.3. Intellectual Property. Each of the Borrowers and each of its respective
Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those for which the failure to own or license which could not be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which, if accurate, could reasonably be expected to have a Material Adverse Effect nor does any Borrower know of any valid basis for any such claim. To the best knowledge of each Borrower, the use of such Intellectual Property by each Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Taxes. Each of the Borrowers and each of its respective Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of such Borrower, are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be and other than any failure to pay of which would not have a Material Adverse Effect); no tax Lien has been filed, other than Liens permitted by subsection 8.3, and, to the knowledge of each Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. Federal Regulations. No part of the proceeds of any Loans will be used in any manner which would violate, or result in the violation of, Regulation D, Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Agent, each Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U, as the case may be. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither any Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither any Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if any such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of each Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $100,000. Investment Company Act; Other Regulations. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness. Subsidiaries. Schedule III hereto sets forth all of the Subsidiaries of each Borrower at the date hereof, together with the ownership and jurisdiction of each. Environmental Matters. The facilities and properties owned, leased or operated by any Borrower or any of its Subsidiaries (the "Properties") and all operations at the Properties are in compliance, and have been in compliance, in all material respects, with all applicable Environmental Laws, and there is no contamination at or under (or, to the knowledge of any Borrower about) the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Borrower or any of its Subsidiaries (the "Business") except insofar as such violation or failure to be in compliance or contamination, or any aggregation thereof, is not reasonably likely to result in a payment of a Material Adverse Amount.
Neither any Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Borrower have knowledge that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Adverse Amount.
Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount.
No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Borrower, threatened, under any Environmental Law to which any Borrower, any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law which are binding upon any Borrower or any of its Subsidiaries with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount.
There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a payment of a Material Adverse Amount.

Security Agreements.
Each Security Agreement constitutes a legal, valid and binding obligation of the grantor party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.
The security interests granted pursuant to the Security  Agreements as listed on
Schedule IV constitute a valid, perfected first priority security interest on the Collateral in which a security interest can be perfected by the filing of financing statements (as described therein) enforceable as such against all creditors of any grantor and any Persons purporting to purchase any such Collateral from the Loan Party who is the grantor with respect thereto (except purchasers of Inventory in the ordinary course of business).
Joinder Agreements. Each Joinder Agreement on and after the date of execution thereof, constitutes a legal, valid and binding obligation of the Loan Party who is a party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Solvency. The aggregate value of all of the assets of ACS Inc. and its Subsidiaries on a consolidated basis, at a fair valuation, exceeds the total liabilities of ACS Inc. and its Subsidiaries on a consolidated basis (including contingent, subordinated, unmatured and unliquidated liabilities). ACS Inc. and its Subsidiaries have the ability to pay their respective debts as they mature and do not have unreasonably small capital with which to conduct their respective businesses. For purposes of this subsection 5.19, the "fair valuation" of such assets is the price at which the assets would change hands between a willing buyer and a willing seller, both being adequately informed of the relevant facts, and neither being under any compulsion to buy or to sell. Year 2000 Compliance.. Each Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect. CONDITIONS PRECEDENT Conditions to Initial Extensions of Credit. The effectiveness of the amendment and restatement of the Existing Credit Agreement to be effected hereby and the agreement of each Lender to make the initial extension of credit requested to be made by it hereunder are subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent: Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower and (ii) the Notes (to the extent so requested by any Lender), executed and delivered by a duly authorized officer of the Borrower.

Agreements. The Agent shall have received true and correct copies, certified as to authenticity by each Borrower, of such documents or instruments as may be reasonably requested by the Agent.

Closing.Certificate of Borrowers. The Agent shall have received a certificate of the President or any Vice President and the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, (i) attaching the Charter and By-Laws (of such Borrower), (ii) attaching the resolutions of the Board of Directors of such Borrower with respect to the transactions contemplated hereby, (iii) certifying that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate and (iv) certifying as to the incumbency and signature of the officers of such Borrower executing any Loan Document; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Agent.
Fees. The Borrowers shall have paid the accrued fees and expenses owing hereunder or in connection herewith (including, without limitation, the Facility Fee and accrued fees and disbursements of counsel to the Agent), to the extent that such fees and expenses have been presented for payment a reasonable time prior to the Closing Date.
Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Venable, Baetjer and Howard, LLP, counsel to the Borrowers, substantially in the form of Exhibit F. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.
Borrowing Base Certificate. The Agent shall have received a current Borrowing Base Certificate.
Additional Information. The Agent shall have received such additional agreements, opinions, certifications, instruments, documents, orders, consents, financing statements, reports, studies, audits and other information in form and substance satisfactory to the Agent, as the Agent may reasonably request. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:
Representations and Warranties. Each of the representations and warranties made by each of the Borrowers and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).
No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
Conditions to Each Facility A Loan. The Agent shall have received a certificate, in form and substance satisfactory to the Agent, duly executed and delivered by a Responsible Officer of the Borrowers and dated no earlier than thirty (30) days prior to the requested borrowing date (i) stating that, to the best of such Officer's knowledge, after giving effect to the extensions of credit requested to be made on such date, the Lenders' Aggregate Outstanding Extensions of Credit shall not exceed the Loan Value of the Eligible Receivables and (ii) setting forth on a Borrowing Base Certificate dated of even date therewith and attached thereto, the computations used to determine the Loan Value. Such certificates shall be in form and substance satisfactory to the Agent.
Conditions to Each Acquisition  Loan. For each acquisition to be financed by the
Loans: (A) All of the Lenders shall have provided written approval of the acquisition pursuant to subsection 8.9(f) (i) or (B) the conditions of 8.9(f)(ii) shall have been satisfied; and for each such acquisition to be financed in whole or in part by Facility B Loans, the Agent shall have received, in form and substance satisfactory to the Agent, a certificate duly executed and delivered by a Responsible Officer of the Borrowers and dated as of the requested borrowing date, stating that, to the best of such Officer's knowledge, after giving effect to the acquisition of the Acquired Business, the Borrowers shall be in compliance on a pro forma basis with the covenants of subsection 8.1 of this Agreement and setting forth the computations used to determine such compliance. The determination of compliance on a pro forma basis with the covenants of subsection 8.1 of this Agreement shall be made on a consolidated basis for the twelve-month period ended on the date of acquisition of the Acquired Business or, if such Business Day is not the last day of a calendar month, on the last Business Day of the calendar month most recently ended prior to such Business Day plus Debt of any Acquired Business determined pursuant to financial information delivered to and approved by the Agent prior to the consummation of the acquisition of such Acquired Business for the period included in such twelve-month period ended prior to the Borrowers' acquisition thereof. The Agent shall have received such other approvals, opinions or documents as the Agent or the Majority Lenders through the Agent may reasonably request.
Each borrowing by, and Letter of Credit issued on behalf of, each Borrower hereunder shall constitute a joint and several representation and warranty by the Borrowers as of the date thereof that the applicable conditions contained in this subsection 6.2 have been satisfied. Anything contained in this Agreement to the contrary notwithstanding, no assets or cashflows of the Acquired Business shall be included in the foregoing calculation unless such Acquired Business shall have executed and delivered the documents required under subsection 7.12(c) on or before the acquisition date of such Acquired Business. AFFIRMATIVE COVENANTS The Borrowers hereby agree that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, ACS Inc. shall and (except in the case of delivery of financial information and reports and notices) shall cause each of its
Subsidiaries to: Financial Statements. Furnish to the Agent: as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of ACS Inc., a copy of the consolidated balance sheet of ACS Inc. and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing; as soon as available, but in any event within ninety-five (95) days after the end of each fiscal year of ACS Inc., a copy of the unaudited consolidating balance sheets of ACS Inc. and its consolidated Subsidiaries as at the end of such fiscal year together with consolidating statements of income and retained earnings and of cash flows of ACS Inc. and its consolidated Subsidiaries for such fiscal year as customarily prepared by the management of ACS Inc. for internal use, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and, in the case of interim financial statements, subject to year-end adjustments and the absence of footnotes); as soon as available, but in any event not later than fifty (50) days after the end of each fiscal quarter of ACS Inc., the unaudited consolidated and consolidating balance sheets of ACS Inc. and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income of ACS Inc. and its consolidated Subsidiaries for such quarter and the portion of ACS Inc.'s fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and, in the case of interim financial statements, subject to year-end adjustments and the absence of footnotes); all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods ending after the Closing Date (except as approved by such accountants or officer, as the case may be, and disclosed therein).

Certificates; Other Information. Furnish to the Agent:
concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, during such period (A) if any Subsidiary has been formed or acquired, the Borrowers have complied with the requirements of subsection 7.12 with respect thereto, (B) neither any of the Borrowers nor any of the Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (C) each of the Borrowers has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan
Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) setting forth the computations used by ACS Inc. in determining (as of the end of such fiscal period) compliance with the covenants contained in subsection 8.1; as soon as available and in any event within twenty
(20) days after the end of each month, a Borrowing Base Certificate, an Accounts Aging Schedule and an Unbilled Report Schedule as at the end of such month, certified by a Responsible Officer of the Borrowers; as soon as available and in any event within fifty (50) days after the end of each fiscal quarter, a quarterly backlog report as of the end of such quarter, certified by a Responsible Officer of the Borrowers; as soon as available and in any event, within five (5) days after the same are sent, copies of all financial statements and reports which ACS Inc. sends to its stockholders; as soon as available and in any event, within one hundred twenty (120) days after the end of each fiscal year of ACS Inc., a copy of all financial statements and regular, periodical or special reports that ACS Inc. may make to, or file with the SEC on an annual basis and (ii) within fifty days after the end of each fiscal quarter, a copy of all financial statements and regular, periodical or special reports that the Borrower may make to, or file with, the SEC on a quarterly basis; and promptly, such additional financial and other information as any Lender may from time to time reasonably request. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity in accordance with customary terms or before they become delinquent or in default, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of any Borrower or its Subsidiaries, as the case may be. Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or (in the reasonable judgment of a Borrower) desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect. Maintenance of Property; Insurance. Keep all material property useful and necessary in its business in good working order and condition; Maintain with financially sound and reputable insurance companies insurance policies insuring all its tangible property (including, in any event, all material Collateral) and business against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent, such policies to be in at least such form, amounts and having coverage against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business as may be reasonably satisfactory to the Agent with losses payable to the Borrowers and the Agent, as their respective interests may appear; Each insurance policy described in subsection 7.5(a) shall (i) contain endorsements, in form satisfactory to each Lender, (ii) name the Agent, as an insured party, (iii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty
(30) days after receipt by the Agent of written notice thereof and (iv) be reasonably satisfactory in all other respect to the Agent. In the event of any termination or notice of non-payment by any insurer with respect to any policy or any lapse in the coverage thereunder, the Borrowers shall cause such insurer to give prompt written notice to each Lender of the occurrence of such termination, nonpayment or lapse. The Borrowers shall deliver to the Agent a report of a reputable insurance broker with respect to such insurance in each calendar year and such supplemental reports with respect thereto as the Agent may from time to time reasonably request.
Inspection of Property; Books and Records; Discussions. Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Agent or any Lender (including independent certified public accountants selected by the Agent or any Lender), accompanied by the Agent to visit and inspect any of its properties, conduct field audits with respect to the Collateral and examine and make abstracts from any of its books and records at any reasonable time (upon reasonable advance notice when no Default or Event of Default has occurred and is continuing) and, with respect to the Agent, as often as may reasonably be desired or, with respect to any Lender other than the Agent, not more than once per calendar year at the expense of the Borrowers (or, if an Event of Default has occurred and is continuing, at any reasonable time and as often as may be desired at the expense of the Borrowers), and to discuss the business, operations, properties and financial and other condition of each Borrower and its Subsidiaries with officers and employees of each Borrower and its Subsidiaries and upon reasonable prior notice to provide the representatives of each Borrower an opportunity to attend such discussions, with its independent certified public accountants. Notices. Promptly give notice to the Agent (who shall give prompt notice thereof to the Lenders) of:
the occurrence of any Default or Event of Default; any (i) default or event of default under any Contractual Obligation of a Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect; any litigation or proceeding affecting any Borrower or any of its Subsidiaries in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought which could have a Material Adverse Effect; the following events, as soon as possible and in any event within thirty
(30) days after any Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA); the acquisition or creation of any Subsidiary which has Capital Stock that is directly or indirectly owned by a Borrower or any Subsidiary; any Borrower is debarred, suspended or proposed for debarment or is declared ineligible for the award of contracts by any Governmental Authority and such debarment, suspension or proposed debarment or declaration is reasonably expected to have a Material Adverse Effect on the business, operations, property, financial condition or prospects of ACS Inc. and its Subsidiaries taken as a whole; any Lien (other than security interests created by the Security Agreement or Liens permitted under this Agreement) on any of the Collateral and the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created by the Security Agreement or this Agreement; and the occurrence of (i) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of a Borrower and its Subsidiaries taken as a whole or (ii) any development or event which could reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this subsection 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

Environmental Laws.
Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect. Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings, could not reasonably be expected to have a Material Adverse Effect. Assignments of Government Receivables. Execute and deliver to the Agent, for the benefit of the Lenders, within five (5) Business Days after entering into or acquiring any Government Contract hereafter, all statements of assignment and/or notification, in form and substance satisfactory to the Agent, in connection with the assignment to the Agent of the Government Receivables of a Borrower and its Subsidiaries, provided, however that such Borrower and its Subsidiaries shall not be required to execute and deliver such statements of assignment and/or notification with respect to Government Receivables that arise
(i) under a contract with a maximum ceiling value of $500,000 or less or (ii) under a contract (including all options, extensions and other like provisions with respect thereto) of six (6) months or less in duration. Maintenance of Primary Deposit Account. Furnish to the Agent, the name of the Lender with whom the Borrowers shall maintain a primary deposit account until the Maturity Date. As soon as possible, but in any event not later than five (5) Business Days after the date hereof, furnish to the Agent evidence in form and scope satisfactory to the Agent of the establishment of the primary deposit account with a Lender. Further Assurances. Upon the request of the Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or reasonably advisable to maintain in favor of the Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law. Upon request of the Agent, promptly provide such documents and legal opinions in order to carry out the transactions contemplated hereby as the Agent shall reasonably request.

Additional Collateral; Additional Subsidiaries.
With respect to any assets (other than assets having a de minimis value) acquired after the Closing Date by any Borrower or any of its Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than (y) any assets described in paragraph
(b) or (c) of this subsection 7.12 and (z) immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements), promptly (and in any event within thirty (30) days after the acquisition thereof): (i) execute and deliver to the Agent such amendments to the relevant Security Documents or such other documents as the Agent may reasonably deem necessary or advisable to grant to the Agent, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Agent, and (iii) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent. With respect to any Subsidiary (other than a Foreign Subsidiary) created or acquired after the Closing Date by any Borrower, (i) cause such Subsidiary to promptly become a party to the Security Agreement pursuant to documentation to be in form and substance reasonably satisfactory to the Agent, (ii) execute and deliver such amendments to this Agreement requested by the Agent to reflect the existence of such new Subsidiary and (iii) if so requested by the Agent, deliver to the Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel reasonably satisfactory to the Agent. With respect to any Subsidiary (other than a Foreign Subsidiary) created or acquired after the Closing Date by any Borrower, the Borrowers may from time to time, with the prior written consent of the Agent (which shall not be unreasonably withheld) (i) designate such Subsidiary as a Borrower hereunder (an "Additional Borrower"), (ii) cause such Additional Borrower to promptly become a party to this Agreement pursuant to documentation to be in form and substance reasonably satisfactory to the Agent, (iii) execute and deliver such amendments to this Agreement and the other Loan Documents (including without limitation, the Notes evidencing the Loans of the Lenders) requested by the Agent to reflect the existence of such Additional Borrower, (iv) execute and deliver such other approvals, certificates or documents requested by the Agent in its reasonable discretion and (v) if so requested by the Agent, deliver to the Agent legal opinions relating to the matters described in clauses (i), (ii), (iii) and (iv) immediately preceding, which opinions shall be in form and substance, and from counsel reasonably satisfactory to the Agent.

NEGATIVE COVENANTS
The Borrowers hereby agree that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrowers shall not, and (except with respect to subsection 8.1) shall not permit any Subsidiaries to, directly or indirectly: Financial Condition Covenants. Debt to EBITDA. Permit, for any period of four consecutive fiscal quarters, ending on the last day of any fiscal quarter, the ratio of the Debt of ACS Inc. and its Subsidiaries determined on a consolidated basis in accordance with GAAP on such day to EBITDA to be greater than the ratio set forth opposite such fiscal period below:

                           Fiscal Period                          Ratio

                 Fiscal period ending 12/31/98                     4.25
                 01/01/99 to 12/30/99                              3.75
                 12/31/99 and thereafter                           3.25
EBITDA Coverage. Permit, for any period of four consecutive fiscal quarters, ending on the last day of any fiscal quarter, the ratio of (x) of EBITDA minus taxes actually paid plus Consolidated Lease and Rental Expense to (y) the sum of Consolidated Charges and Consolidated Lease and Rental Expense to be less than
1.10 to 1.00.
Minimum Net Worth. Permit the Consolidated Net Worth to be less than $41,000,000 Limitation on Indebtedness and Preferred Stock. Create, incur, assume or suffer to exist any Indebtedness or preferred stock (other than preferred stock which, by its terms, does not (so long as any Loans or Commitments are outstanding) require the payment of any cash dividends thereon or redemption/reimbursement obligations or impose any cash penalties (other than accrual of dividends on unpaid dividends) for the failure to declare cash dividends thereon), except:
Indebtedness of the Borrowers under this Agreement or any other Loan Document; Indebtedness of any Subsidiary to a Borrower or any other Subsidiary, provided that such other Subsidiary has become a party to the Security Agreement; Indebtedness outstanding on the date hereof and listed on Schedule V and any refinancings, refundings, renewals or extensions thereof in an amount not to exceed the then current principal amount thereof; Indebtedness of a corporation which becomes a Subsidiary, after the date hereof, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by any Borrower, no Default or Event of Default shall have occurred and be continuing; additional Indebtedness not exceeding in aggregate principal amount at any one time outstanding: $1,000,000; Guarantee Obligations permitted pursuant to subsection 8.4; Subordinated Indebtedness and Deferred Purchase Consideration incurred pursuant to any acquisition permitted under subsection 8.9(f); and Indebtedness under interest rate protection agreements entered into to protect any Borrower against fluctuations in interest rates and otherwise acceptable to the Majority Lenders. Indebtedness under a private placement of subordinated notes in an aggregate amount of up to $50,000,000 (unless a greater amount is approved in writing by the Lenders), provided that the terms and conditions of such private placement are approved in writing by the Lenders. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for: Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of a Borrower or its Subsidiaries, as the case may be, in conformity with GAAP; carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than ninety (90) days or which are being contested in good faith by appropriate proceedings; landlords or mortgages of landlords or other like Liens arising by operation of law, in the ordinary course of business, for sums which are not overdue for a period of more than ninety (90) days or which are being contested in good faith by appropriate proceedings; pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Borrower or such Subsidiary; Liens in existence on the date hereof listed on Schedule VI and other Liens, securing Indebtedness permitted by subsection 8.2(c), provided that no such Lien is spread to cover any additional property after the date hereof and that the amount of Indebtedness secured thereby is not increased; Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 8.2(d), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof,
(ii) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased; Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to ACS Inc. and all Subsidiaries), in an aggregate amount, at any one time outstanding of: $1,000,000. Notwithstanding the foregoing, in no event shall any Liens be permitted on any receivables of any Borrower except as expressly permitted under this Section 8.3.
Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation, except: Guarantee Obligations in existence on the date hereof and listed on Schedule VII; Guarantee Obligations incurred after the date hereof, in an aggregate amount not to exceed, at any one time outstanding:
$200,000; performance bonds and other obligations of a like nature incurred in the ordinary course of business incurred after the date hereof, in an aggregate amount not to exceed, at any one time outstanding $1,00,000; guarantees made by a Loan Party of obligations of any of any other Loan Party, which obligations are otherwise permitted under this Agreement; and guarantees made by Subsidiaries of any Borrower of obligations of any Borrower or any other Subsidiaries, which obligations are otherwise permitted under this Agreement.

Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except: any Subsidiary of any Borrower may be merged or consolidated with or into any Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Domestic Subsidiaries of any Borrower (provided that the wholly owned Domestic Subsidiary or Domestic Subsidiaries shall be the continuing or surviving corporation); any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any other wholly owned Domestic Subsidiary of any Borrower; any Borrower or any Subsidiary may merge with another Person if (i) such merger is in connection with a transaction permitted under subsection 8.9(f) hereof, (ii) in the case of a Borrower, such Borrower is the entity surviving such merger, and in the case of a Subsidiary, the requirements of subsection 7.12 have been satisfied and the entity surviving such merger is, immediately after giving effect to such merger, the wholly-owned subsidiary of a Borrower, (iii) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing and (iv) the joint and several warranties of the Borrowers contained in this Agreement shall be true and correct in all material respects as if made immediately after such merger; and any Borrower or any Subsidiary may enter into any transaction permitted by subsection 8.6 or 8.9. Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than any Borrower or any wholly owned Domestic Subsidiary, except: the sale or other disposition of obsolete or worn out property (including, without limitation, any property which is no longer used or useful in the business of a Borrower and its Subsidiaries) in the ordinary course of business and for fair market value; the sale or other disposition of any property, provided that the fair market value of all assets so sold or disposed of (other than inventory) in any period of twelve consecutive months shall not exceed $1,000,000; the sale of inventory (including, without limitation, "out-of-date" and "less than first quality" inventory) in the ordinary course of business; the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; liquidation of Cash Equivalents and other investments permitted by this Agreement; and the sale of the ISC building, located in Virginia Beach, Virginia. Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of any Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), provided; however, that any Subsidiary may declare, make or pay dividends, payments or other distributions to any Borrower. Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of, excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, for any fiscal year, (i) fixed assets greater than $3,200,000, (ii) capitalized leases greater than $1,700,000 and (iii) capitalized software expenditures greater than $2,000,000 , except for: expenditures made to repair or replace assets which are damaged or destroyed, in an aggregate amount not to exceed the amount (if any) of any proceeds of insurance received on account of such damage or destruction; and expenditures on account of the making of any investment permitted pursuant to subsection 8.9; and expenditures made in connection with the purchase of a consolidated back office support system for ACS Inc. in an aggregate amount not to exceed $500,000. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except: extensions of trade credit in the ordinary course of business; investments in Cash Equivalents; loans and advances to employees of a Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount not to exceed $1,000,000; investments in existence on the date hereof which are described on Schedule VIII hereof; investments by a Borrower in, and loans by a Borrower to, its Subsidiaries and investments by such Subsidiaries in, and loans by Subsidiaries to other Domestic Subsidiaries, in existence on the date hereof or hereafter acquired pursuant to subsection 8.9(f); during such time as no Default or Event of Default has occurred and is continuing or would result therefrom, investments (which investments may be made by any Borrower or indirectly through one or more wholly owned domestic Subsidiaries of such Borrower organized under the laws of any jurisdiction within the United States, and which may occur as the result of a merger of a Borrower or a Subsidiary) in Capital Stock or assets of an Acquired Business whose principal office is located in (and in the case of an investment in Capital Stock, in an entity organized under the laws of any jurisdiction within) the United States, provided that any such investment shall (i) be approved in writing by all Lenders (such approval to be in the Lenders' sole discretion) or (ii) satisfy each of the following requirements: (i) the investment is less than or equal to $5,000,000.00; (ii) the Available Facility A Commitment on the acquisition date, after giving effect to such investment, is greater than or equal to $5,000,000.00; (iii) on the acquisition date of any Acquired Business, such Acquired Business has been in existence at least three years and such Acquired Business has not had a Consolidated Net Loss in each of the previous 12 fiscal quarters; (iv) ACS Inc. and its Subsidiaries shall be in compliance on a pro forma basis (calculated in accordance with subsection 6.2(d)(ii)), with the covenants of subsection 8.1; (v) such Acquired Business is engaged in the same businesses in which the Borrowers are engaged in on the date of such acquisition or businesses of a similar, type; (vi) such Acquired Business is organized under the laws of any jurisdiction within the United States; and (vii) after the acquisition of such Acquired Business, the Capital Stock of such Acquired Business shall constitute less than 10% of the Capital Stock of ACS Inc. and its Subsidiaries, measured as of the acquisition date of such Acquired Business; a Borrower may make intercompany loans and advances to its wholly owned Domestic Subsidiaries and such Subsidiaries may make intercompany loans and advances to the Borrower; (i) intercompany loans and advances made by ACS Inc. to its present and future wholly owned Foreign Subsidiary in an aggregate amount not to exceed $1,250,000,; Subordinated Indebtedness permitted under section 8.2(g); and other advances, loans and extensions of credit in an aggregate amount not to exceed: $250,000. Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of any such Borrower's or any such Subsidiary's business and (iii) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary in an aggregate amount not to exceed $1,500,000. Limitation on Changes in Fiscal Year. Permit the fiscal year of any of the Borrowers to end on a day other than September 30. Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than this Agreement, purchase money mortgages, Financing Leases and other similar fixed asset financings permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of any Borrower or any Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for (a) the businesses in which any Borrower and any Subsidiaries are engaged on the date hereof and businesses of a similar type and (b) other activities relating thereto. EVENTS OF DEFAULT If any of the following events shall occur and be continuing: Any Borrower shall fail to pay (i) any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof or any other Loan Document; (ii) any interest on any Loan within five (5) Business Days after any such interest comes due in accordance with the terms hereof or (iii) any other amount payable hereunder or any other Loan Document within ten (10) Business Days after any other amount becomes due in accordance with the terms thereof or hereof; or Any representation or warranty made or deemed made by any Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or Any Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 8 or any negative covenant contained in any other Loan Document; or Any Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which an executive officer of any Borrower has actual knowledge thereof and (ii) the date upon which the Agent or any Lender gives notice to the Borrowers thereof; or Any Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed sixty (60) days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the passage of time if required, such
Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $500,000; or (i) Any Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof, or (iv) any Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) such Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other adverse event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount of liability to any Borrower or any Subsidiary in excess of (a) $500,000; or One or more judgments or decrees shall be entered against any Borrower or any Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (i) any of the Security Documents shall cease, for any reason to be in full force and effect, or any Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby except as permitted by this Agreement or other Loan Documents; Any Change in Control or Management Change shall occur; or any Borrower is debarred, suspended or proposed for debarment or is declared ineligible for the award of contracts by any Governmental Authority and such debarment, suspension or proposed debarment or declaration is reasonably expected to have a Material Adverse Effect on the business, operations, property, financial condition or prospects of ACS Inc. and its Subsidiaries taken as a whole; then, and in any such event, (i) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section 9 with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (ii) if such event is any other Event of Default, either or both of the following actions may be taken: (A) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (B) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this
Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrowers shall at such time deposit in the L/C Collateral Account, opened by the Lenders hereunder) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Each Borrower hereby grants to the Agent, for the benefit of the holders of the Secured Obligations, the Issuing Banks and the L/C Participants, a security interest in such cash collateral to secure the Secured Obligations and to secure all other obligations of each Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Agent in accordance with the provisions of the Security Agreements. Each Borrower shall execute and deliver to the Agent such further documents and instruments as the Agent may request to evidence the creation and perfection of its security interest in such cash collateral account. THE AGENT Appointment.
(a) Each Lender hereby irrevocably designates and appoints NationsBank, N.A. as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through Agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any Agents or attorneys-in-fact selected by it with reasonable care. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Agent. Without limiting the foregoing or the obligation of each Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent in good faith to be from a Responsible Officer of any Borrower or any Subsidiary. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Borrower referring to this
Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, Agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of each Borrower which may come into the possession of the Agent or any of its officers, directors, employees, Agents, attorneys-in-fact or Affiliates. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (such Commitment Percentage to be determined as if there are not Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. To the extent that any Lender would be required to indemnify the Agent pursuant to this subsection 10.7 but for the fact that it is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Lender shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Lender under this subsection 10.7 over the aggregate amount that such Lender would have been obligated to pay had such first Lender not been a Defaulting Lender. The agreements in this subsection 10.7 shall survive the payment of the Loans and all other amounts payable hereunder. Agent in its Individual Capacity. The Agent and each of its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its respective individual capacity. Successor Agent. The Agent may resign as Agent upon ten (10) days' notice to the Lenders and the Borrowers. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor Agent for the Lenders, which successor Agent (provided that it shall have been approved by the Borrowers), shall succeed to the rights, powers and duties of the Agent hereunder. Effective upon such appointment and approval, the term "Agent" shall mean such successor Agent, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. MISCELLANEOUS Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this subsection 11.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, with the consent of the Borrowers (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or
(b) waive, on such terms and conditions as the Majority Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall: reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Non-Defaulting Lender directly affected thereby; amend, modify or waive any provision of this subsection 11.1 or reduce the percentage specified in the definition of Majority Lenders, in each case without the written consent of all the Non-Defaulting Lenders; consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Non-Defaulting Lenders; release of any of the material collateral or material guarantee obligations provided for in a Security Document, without the written consent of all Non-Defaulting Lenders except in connection with permitted dispositions of Collateral; amend, modify or waive any provision of Section 3 without the written consent of each Issuing Bank directly affected thereby (provided that, such Issuing Bank is a Non-Defaulting Lender); or amend, modify or waive any provision of Section 11 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders (including Defaulting Lenders) and shall be binding upon each Borrower, the Lenders (including Defaulting Lenders), the Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders (including Defaulting Lenders) and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Releases of Collateral Security. Notwithstanding anything to the contrary contained herein or in any Security Document, upon request of the Borrowers, the Agent shall (without any notice to or vote or consent of any Lender) take any action which has the effect of releasing any collateral security and/or guarantee obligations provided for in any Loan Document to the extent necessary to permit the consummation of any Net Proceeds Event or any asset dispositions permitted by subsection 8.6; provided that (unless all Lenders shall otherwise consent) the Net Proceeds of any Net Proceeds Event are applied in the manner contemplated by subsection 4.5 (if so required). Notices. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto: The Borrowers:
                         Advanced Communication Systems, Inc.
                         10089 Lee Highway
                         Fairfax, VA  22030
                         Attention: Dev Ganesan
                         Telecopy: (703) 385-8684
                         Phone: (703) 934-8130
with a copy to:
                         Venable, Baetjer and Howard, LLP
                         2010 Corporate Ridge, Suite 400
                         McLean, VA  22102-7847
                         Attention:  Joseph C. Schmelter, Esq.
                         Telecopy: (703) 821-8949
                         Phone: (703) 760-1920
The Agent:
                         NationsBank, N.A.
                         8300 Greensboro Drive
                         McLean, VA  22102
                         Attention:  Lindsey S. Rheaume
                         Telecopy: (703) 761-8246
                         Phone: (703) 761-8346
with a copy to:
                         Shaw Pittman Potts & Trowbridge
                         2300 N Street, N.W.
                         Washington, D.C.  20037
                         Attention: M. David Krohn, Esq.
                         Telecopy: (212) 603-6801
                         Phone:  (212) 603-6824

provided that any notice, request or demand to or upon the Agent pursuant to subsection 2.2, 3.2, 4.3, 4.4 or 4.8 shall not be effective until received.

No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder and shall continue until the termination of this Agreement pursuant to subsection 11.7. Payment of Expenses and Taxes. The Borrowers, jointly and severally, agree (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or with respect to the Agent, the preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to any Letters of Credit or the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Borrower, any Subsidiary or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrowers shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities to the extent arising from the gross negligence, bad faith or willful misconduct of the Agent or such Lender. The agreements in this subsection 11.6 shall survive repayment of the Loans and all other amounts payable hereunder. Termination. This Agreement shall terminate upon the termination of all Commitments and the irrevocable repayment in full of the aggregate outstanding principal amount of the Loans, accrued interest thereon, and all fees and expenses and other amounts due and payable at such time under any of the Loan Documents; provided that all indemnities set forth herein including, without limitation, in subsections 4.14, 4.15, 4.16, 4.17, 10.7 and
11.6 shall survive such termination. Successors and Assigns; Participations and Assignments. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 11.1. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 4.14, 4.15, 4.16 and 4.17 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 4.16, such
Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the Lenders would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such Participant had no such transfer occurred. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrowers and the Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Agent) and delivered to the Agent for its acceptance and recording, provided that, in the case of any such assignment to an additional bank or financial institution, (x) the aggregate amount of the Commitments being assigned are not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrowers and the Agent) and (y) if such assignment is of less than all of the rights and obligations of the assigning Lender, the aggregate amount of the Commitment remaining with the assigning Lender are each not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrowers and the Agent). Notwithstanding the foregoing, so long as no event described in subsection 9(f) shall have occurred and be continuing, unless the Borrowers shall have otherwise consented, NationsBank, N.A. shall at all times retain (i) not less than thirty percent (30%) of the sum of the Commitments of the Lenders and (ii) a Commitment Percentage of each Facility greater than that of any other single Lender hereunder. Upon such execution, delivery, acceptance and recording (and the payment of the registration and processing fee described in clause (e) below), from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the Lenders' rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) of this subsection, the consent of the Borrowers shall not be required for any assignment which occurs at any time when any of the events described in subsection 9(f) shall have occurred and be continuing. The Agent, on behalf of the Borrowers, shall maintain at the address of the Agent referred to in subsection 11.3 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall, to the extent permitted by applicable law, be prima facie evidence of the information contained therein, and the Borrowers, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Agent), together with payment to the Agent of a registration and processing fee of $2,500 by such Assignee, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers; provided that no such fee shall be payable with respect to any assignment from an assigning Lender to an affiliate thereof. The Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lenders' possession concerning any Borrower or any Affiliate of a Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of any such Borrower in connection with such Lenders' credit evaluation of any such Borrower and its Affiliates prior to becoming a party to this Agreement. For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 11.8 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

Adjustments; Set-off.
If any Lender (a "Benefited Lender") at any time shall receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lenders' Loans or the Reimbursement Obligations owing to it (as the case may be), or interest thereon, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lenders' Loans or the Reimbursement Obligations owing to it (as the case may be), or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, and if after taking into account such sharing the benefited Lender continues to have access to addition funds of or collateral granted by any Borrower for application on account of its debt, then the benefited Lender shall use such funds or collateral to reduce Indebtedness of any such Borrower held by it and share such payments and the benefits of such collateral with the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers, jointly and severally, agree that each Lender so purchasing a portion of another Lenders' Loans or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or (to the extent permitted by applicable law) banking affiliate thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify the Borrowers and the Agent or any Lender after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of the set-off and application.

Joint and Several Liability. WHETHER OR NOT EXPRESSLY STATED HEREIN OR IN ANY OTHER LOAN DOCUMENT, ALL OBLIGATIONS OF THE BORROWERS (OR OF ANY BORROWER) HEREUNDER AND UNDER EACH OTHER LOAN DOCUMENT (WHETHER IN CONNECTION WITH LOANS, LETTERS OF CREDIT OR OTHER OBLIGATIONS) ARE JOINT AND SEVERAL OBLIGATIONS OF ALL BORROWERS. Maximum Amount of Joint and Several Liability. To the extent that applicable Law otherwise would render the full amount of the joint and several obligations of any Subsidiary of ACS Inc. hereunder and under the other Loan Documents invalid or unenforceable, such Subsidiary's obligations hereunder and under the Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, provided, however, that each Borrower's obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this subsection 11.11 were not a part of this Agreement. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with ACS Inc. and the Agent. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Agreement amends and restates in its entirety the Existing Credit Agreement. This Agreement renews, restructures and continues the Existing Credit Agreement without any novation, discharge, release or satisfaction of the underlying obligations or indebtedness (or any collateral security therefore), all of which obligations or indebtedness and security remain outstanding under this Agreement and the Notes. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF VIRGINIA. Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally: submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Virginia, the courts of the United States of America for the 4th circuit, and appellate courts from any thereof, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a Borrower at its address set forth in subsection 11.3 or at such other address of which the Lenders shall have been notified pursuant thereto; agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and waives, except in the case of bad faith (and otherwise to the maximum extent not prohibited by law), any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 11.16 any special, exemplary, punitive or consequential damages.

Acknowledgments. The Borrowers hereby acknowledge that: each Borrower has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; neither the Agent nor any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith is solely that of debtor and creditor; and no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any Borrower and the Lenders.

WAIVERS OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                                    NATIONSBANK, N.A.,
                                                    as Agent and a Lender



                                                    By:

                                                     Lindsey S. Rheaume
                                                     Vice President


                                                     MELLON BANK, N.A.,
                                                     as a Lender



                                                    By:

                                                     Michael J. Troutman
                                                     Vice President

                                               ADVANCED COMMUNICATION
                                                   SYSTEMS, INC.,
                                               as Borrower


                                               By:

                                                 Dev Ganesan
                                                 Chief Financial Officer


                                               ADVANCED MANAGEMENT, INC.,
                                               as Borrower


                                               By:

                                                  Dev Ganesan
                                                  Chief Financial Officer


                                               INTEGRATED SYSTEMS CONTROL,INC.,
                                               as Borrower


                                               By:


                                                   Dev Ganesan
                                                   Chief Financial Officer


                                               RF MICROSYSTEMS, INC.,
                                               as Borrower


                                               By:

                                                    Dev Ganesan
                                                    Chief Financial Officer


                                               SEMCOR, INC.,
                                               as Borrower


                                               By:

                                                     Dev Ganesan
                                                     Chief Financial Officer